Exhibit (a)(15)

                         SANFORD C. BERNSTEIN FUND, INC.
                         -------------------------------

                              ARTICLES OF AMENDMENT
                              ---------------------

         Sanford C. Bernstein Fund, Inc., a Maryland corporation (the "Corporation") with its principal corporate offices in the State of Maryland in Baltimore, Maryland, hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

         FIRST: That the Board of Directors of the Corporation adopted the following resolution at a meeting duly held on November 29, 2001, for amendment of the Articles of Incorporation of the Corporation:

                           RESOLVED, that the filing of appropriate Articles of
                  Amendment to the Articles of Incorporation of the Corporation effecting the proposed name change of each series of the Corporation to delete "Bernstein" from their respective names, is hereby authorized and approved and the appropriate officers of the Corporation be, an they hereby are, authorized and instructed to take any and all such actions as they deem necessary or advisable in connection with the filing and implementation of said Articles of Amendment, including the filing of appropriate Articles of Amendment with the Maryland State Department of Assessments and Taxation.

         SECOND: That pursuant to the above resolution of the Board of Directors of the Corporation, effective as of February 1, 2002, the name of the portfolios listed below shall be, and they hereby are changed as follows:

         Old Name:                                            New Name:
         --------                                             --------
         Bernstein U.S. Government                            U.S. Government Short
                Short Duration Portfolio                             Duration Portfolio
         Bernstein Short Duration Plus Portfolio              Short Duration Plus Portfolio
         Bernstein Diversified Municipal Portfolio            Diversified Municipal Portfolio
         Bernstein Intermediate Duration Portfolio            Intermediate Duration Portfolio
         Bernstein New York Municipal Portfolio               New York Municipal Portfolio
         Bernstein California Municipal Portfolio             California Municipal Portfolio
         Bernstein Short Duration California                  Short Duration California
                Municipal Portfolio                                  Municipal Portfolio
         Bernstein Short Duration Diversified                 Short Duration Diversified
                Municipal Portfolio                                  Municipal Portfolio
         Bernstein Short Duration New York                    Short Duration New York
                Municipal Portfolio                                  Municipal Portfolio
         Bernstein Tax-Managed International                  Tax-Managed International
                Value Portfolio                                      Value Portfolio
         Bernstein Emerging Markets Value Portfolio           Emerging Markets Value Portfolio
         Bernstein International Value II Portfolio           International Value II Portfolio


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         THIRD: That pursuant to a resolution adopted by the Board of Directors of the Corporation at a meeting duly held on November 29, 2001, effective as of February 1, 2002, the names of certain classes are hereby changed as follows:

         Old Class Name:                             New Class Name:
         --------------                              --------------

         Bernstein New York Municipal Class          New York Municipal Class
         Bernstein California Municipal Class        California Municipal Class
         Bernstein Diversified Municipal Class       Diversified Municipal Class

         FOURTH: That the amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and that the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary on this 24th day of January, 2002.

WITNESS/ATTEST:                             SANFORD C. BERNSTEIN FUND, INC.



 /s/ Christina A. Santiago                  By:  /s/ Edmund P. Bergan, Jr.
---------------------------------              ---------------------------------
Name:   Christina A. Santiago               Name:   Edmund P. Bergan, Jr.
Title:  Assistant Secretary                 Title:  Secretary


         THE UNDERSIGNED, President of Sanford C. Bernstein Fund, Inc., who executed on behalf of the Corporation the Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                            SANFORD C. BERNSTEIN FUND, INC.



                                            By:  /s/ Edmund P. Bergan, Jr.
                                               ---------------------------------
                                            Name:   Edmund P. Bergan, Jr.
                                            Title:  Secretary

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